Exhibit 10.12

                                   $8,400,000
               MONTGOMERY COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
              FEDERALLY TAXABLE VARIABLE RATE DEMAND REVENUE BONDS
              (NEOSE TECHNOLOGIES, INC. PROJECT), SERIES B OF 1997


                              REMARKETING AGREEMENT



Neose Technologies, Inc.
102 Witmer Road
Horsham, PA 19044
Attention:  P. Sherrill Neff, President

Dear Sirs:

                  This confirms the agreement between CORESTATES CAPITAL MARKETS, A DIVISION OF CORESTATES BANK, N.A., (the "Remarketing Agent") and NEOSE TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), for the undersigned to act as exclusive remarketing agent for the above-captioned Bonds (the "Bonds"). This Agreement is dated as of March 1, 1997, but effective on the date of issuance of the Bonds.

                  The Bonds are being issued pursuant to a Trust Indenture, dated as of March 1, 1997 (the "Indenture") between Montgomery County Industrial Development Authority (the "Issuer") and Dauphin Deposit Bank and Trust Company, as trustee (the "Trustee") and are supported by an irrevocable Letter of Credit issued by CoreStates Bank, N.A. (as issuer of the Letter of Credit, the "Bank") to the Trustee. All capitalized terms and phrases used herein and not defined herein shall have the meanings specified in the Indenture.

                  1. Acceptance of Appointment of Remarketing Agent; Responsibilities of Remarketing Agent.

                     (a) Subject to the terms and conditions herein contained, CoreStates Capital Markets, a division of CoreStates Bank, N.A. hereby accepts its appointment as Remarketing Agent under the Indenture in connection with the placement and sale of Bonds, from time to time, subsequent to the initial placement, issuance and sale of the Bonds and hereby accepts all of the duties and obligations imposed on it under the Indenture as Remarketing Agent, including, without limitation, the Remarketing Agent's obligations under the Indenture to:

                        (i) hold all Bonds delivered to it by the Trustee under
            the Indenture for delivery to the Holders thereof;


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                        (ii) hold all moneys representing the purchase price of
            Bonds for delivery to the Trustee pursuant to the Indenture for the benefit of the persons entitled to receive the payment of such purchase price (such moneys to be held uninvested); and

                        (iii) keep such books and records as shall be consistent
            with prudent industry practice and make such books and records available for inspection by the Issuer, the Trustee and the Borrower at all reasonable times.

                     (b) Subject to the terms and conditions herein contained, the Remarketing Agent, upon timely receipt of appropriate notice pursuant to the Indenture with respect to any Bonds, shall exercise its best efforts to arrange for the sale of such Bonds in the principal amount described in such notice, at a purchase price equal to the principal amount thereof plus accrued interest thereon, if any, on the purchase date in respect of which such notice is given.

                     (c) It is understood and agreed that no assurance can be given that any such purchases will be consummated on any purchase date, and it is further understood and agreed that the Remarketing Agent shall in no respect be deemed to be warranting that any such purchases will be consummated on the purchase date or to be assuming any liability or undertaking any obligation of any nature in the event any such purchases shall not be consummated on the purchase date.

                     (d) The Remarketing Agent agrees that its duties hereunder will include the determination of interest rates to be borne by the Bonds as set forth in the Indenture.

                     (e) The Remarketing Agent may cease its efforts to arrange for the sale of the Bonds with immediate effect if it determines that for any reason, including without limitation: (i) a pending or proposed change in applicable tax laws; (ii) a material adverse change in the financial condition of the Borrower or the Bank; (iii) a banking moratorium; (iv) hostilities adversely affecting the market conditions generally or for municipal obligations; (v) a down-rating of the Bonds; (vi) an imposition of material restrictions on the Bonds or similar obligations; or (vii) a material misstatement or omission in the Disclosure Materials (as such phrase is defined in Section 2 hereof), it is not advisable to attempt to remarket the Bonds.

                     (f) The Remarketing Agent shall have the right to suspend or cancel forthwith its obligations under this Agreement and the Indenture (it being agreed that any such suspension or cancellation shall not constitute a default hereunder or under the Indenture on the part of the Remarketing Agent) by notifying the Borrower, the Trustee, the Issuer, Jefferson Bank (the "Participating Bank") and the Bank of its election to do so, if at any time any of the following events occurs:

                        (i) An Event of Default under the Indenture, the
            Participating Bank Agreement or the Reimbursement Agreement or an event which with the giving of notice or lapse of time or both would be an Event of Default under the Indenture, the

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            Participating Bank Agreement or the Reimbursement Agreement has
            occurred, whether or not the Bank or the Participating Bank has notified the Trustee to draw on the Letter of Credit; or

                        (ii) A Rating Service shall revise, withdraw or
            otherwise change its rating (or one of its ratings) of the Bonds in a manner that adversely affects the market for the Bonds; or

                        (iii) Intentionally Omitted; or

                        (iv) Legislation shall have been enacted by the Congress
            of the United States of America or by the Commonwealth of Pennsylvania, or a decision shall have been rendered by a court of the United States of America or the Commonwealth of Pennsylvania, or a regulation or ruling shall have been issued by a federal authority or an authority of the Commonwealth of Pennsylvania, which has the effect, either directly or indirectly, of materially adversely affecting the Remarketing Agent's ability to remarket the Bonds; or

                        (v) Any fee of the Remarketing Agent under this
            Agreement remains unpaid for a period of 30 days after such fee becomes due and payable.

                     (g) Anything herein or in the Indenture to the contrary notwithstanding: (i) the Remarketing Agent's duties and obligations accepted under this Agreement shall terminate on the date of conversion to a Term Mode;
(ii) the Remarketing Agent shall have no obligation under this Agreement to determine the Term Rate in connection with the conversion of the interest rate thereon to a Term Rate; and (iii) the Remarketing Agent shall have no obligation under this Agreement to remarket Bonds upon a mandatory tender for purchase pursuant to the Indenture.

                     (h) The Remarketing Agent represents as of the date hereof that: (i) it is authorized by law to perform its duties and obligations as Remarketing Agent under this Agreement and the Indenture; (ii) it routinely engages in the remarketing of municipal securities such as the Bonds; and (iii) it will settle all transactions pursuant to industry practice within five days of execution.

                     (i) Executed copies of this Agreement shall be delivered to the Issuer and the Trustee for the purpose of evidencing the Remarketing Agent's acceptance of its duties and obligations under the Indenture as required by
Section 8.13 thereof.

                     (j) Except as otherwise provided in the Indenture, the Remarketing Agent agrees that it will not remarket to the Issuer, the Borrower or any Affiliate, any Bonds to be purchased pursuant to Section 4.01 or 4.02 of the Indenture.

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                  2. Furnishings of Disclosure Materials.

                     (a) The Borrower agrees to furnish the Remarketing Agent with as many copies as the Remarketing Agent may reasonably request of the final Placement Memorandum, dated March 20, 1997 (the "Placement Memorandum"), relating to the Bonds.

                     (b) If the Remarketing Agent reasonably determines that it is necessary to use any other disclosure materials in connection with its remarketing of Bonds, the Remarketing Agent will so notify the Borrower, and the Remarketing Agent shall not be obligated to remarket Bonds until it has been provided (and the Borrower will use its best efforts so to provide) such disclosure materials reasonably satisfactory to the Remarketing Agent and its counsel for the remarketing of the Bonds. The Placement Memorandum and any such disclosure materials, together with any amendments and supplements thereto and any other information provided to the Remarketing Agent pursuant to this Section 2, are herein referred to as the "Disclosure Materials". The Borrower will supply the Remarketing Agent, at no expense to the Remarketing Agent, with as many copies as the Remarketing Agent may reasonably request, of all Disclosure Materials, and will use its best efforts to amend such materials (and any documents that may be incorporated by reference therein) so that such materials will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In connection with any Disclosure Materials, the Borrower will use its best efforts to provide the Remarketing Agent with such certificates, opinions of counsel (including bond counsel) and other support for the information contained therein as the Remarketing Agent and its counsel may reasonably request. All fees and expenses reasonably incurred by the Remarketing Agent in connection with such revisions and updating, including without limitation the costs of printing and the fees and expenses of counsel to the Remarketing Agent and of bond counsel, shall be paid by the Borrower.

                     (c) If, at any time during the term of this Agreement, any event known to the Borrower relating to or affecting the Borrower, the Project or the Bonds shall occur which materially affects the adequacy of the disclosure set forth in the Disclosure Materials, including the correctness of any fact contained in or the propriety of omitting any fact from any Disclosure Materials, the Borrower will promptly notify the Remarketing Agent in writing of the circumstances and details of such event.

                  3. Representations, Warranties, Covenants and Agreements of the Borrower. The Borrower represents, warrants, covenants and agrees with the Remarketing Agent as follows:

                     (a) This Agreement has been duly authorized, executed and delivered by the Borrower and performance by the Borrower hereunder will not conflict with, or result in a breach of any of the provisions of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, any agreement or instrument by which the Borrower is bound or violate any law, administrative regulation or court order to which the Borrower is subject.

                     (b) The Borrower will diligently cooperate with the Remarketing Agent to qualify the Bonds to be remarketed by the Remarketing Agent pursuant to this Agreement under the securities or "Blue Sky" laws of such jurisdictions as the Remarketing Agent may request; provided that in doing so the Borrower shall not be obligated to qualify to do business in any jurisdiction where it is not now so qualified or take any action which would subject it to the general service of process in any jurisdiction where it is not now so subject.

                     (c) The information set forth in the Disclosure Materials under the caption "THE BORROWER" does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading. Furthermore, nothing has come to the Borrower's attention that leads it to believe the Disclosure Materials contain and (after being amended or supplemented, if appropriate) will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made with respect to the information set forth under the caption "THE ISSUER" (relating to the Issuer) and in Appendix A thereto (relating to the Bank).

                     (d) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, agency, department, board or body or before any arbitrator, pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower: (i) which would be required to be disclosed in any Disclosure Materials in order that they not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and which is not disclosed in such Disclosure Materials; or (ii) wherein an unfavorable decision, ruling or finding would, in any way, materially adversely affect the transactions contemplated hereby or the validity or enforceability of this Agreement, the Bonds, the Indenture, the Loan Agreement or the Letter of Credit.

                     (e) All required consents, rulings and approvals of governmental authorities (other than registration or filing requirements of "Blue Sky" authorities, as to which no representation is made) required in connection with the execution and delivery by the Borrower of this Agreement and the performance by the Borrower of its obligations hereunder have been obtained and are in full force and effect.

                  4. Term of Agreement; Termination. This Agreement shall become effective upon execution and delivery by the Remarketing Agent and the Borrower and shall continue in full force and effect to and including the date final payment on the Bonds is made or the date the Bonds are required to be purchased pursuant to a mandatory tender for purchase pursuant to the Indenture, subject to the right of the Remarketing Agent to resign and the right of the Borrower to request the Remarketing Agent to resign as set forth in this Section 4. The

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Remarketing Agent may be removed by the Issuer, with the written consent of the
Borrower, at any time on 30 days written notice, by an instrument, signed by the Issuer delivered to the Remarketing Agent, the Trustee, the Participating Bank and the Bank. The Remarketing Agent may resign at any time on 30 days written notice to the Borrower, the Issuer, the Trustee, the Participating Bank and the Bank. Following termination of this Agreement, the provisions of Sections 7 and 9 of this Agreement will continue in effect as to transactions prior to the date of such termination, and each party will pay the other any amounts owing at the time of such termination.

                  5. Payment of Fees and Expenses.

                     (a) The Borrower shall pay to the Remarketing Agent, as compensation for the Remarketing Agent's services hereunder: (1) on the date of execution and delivery of this Agreement, a fee equal to $8,400; and (2) on each March 1 thereafter a fee equal to one tenth of one percent (.10%) of the aggregate principal amount of the Bonds outstanding on such March 1. Such fees are payable at the Remarketing Agent's address set forth in Section 8 hereof, are nonrefundable in the event Bonds are thereafter redeemed or paid, and are subject to change upon 90 days written notice by the Remarketing Agent to the Borrower.

                     (b) Expenses of the Remarketing Agent payable by the Borrower shall include, without limitation, any costs of funds incurred by the Remarketing Agent in connection with the payment of the purchase price of Bonds prior to the receipt of funds drawn under the Letter of Credit or the receipt of remarketing proceeds as provided in the Indenture. Nothing herein shall be construed as obligating CoreStates Capital Markets, a division of CoreStates Bank, N.A. in its capacity as Remarketing Agent to pay the purchase price of any Bond from any of its own funds. The Remarketing Agent will not be entitled to compensation accruing after this Agreement shall have been terminated.

                  6. Conditions to Remarketing Agent's Obligations. The obligations of the Remarketing Agent under this Agreement shall be subject, at the option of the Remarketing Agent, to the satisfaction of each of the following conditions:

                        (i) to the extent that any Disclosure Materials shall
            have been provided to the Remarketing Agent in connection with the remarketing of the Bonds to be purchased on any date, the Remarketing Agent shall have received such certificates, opinions of counsel (including bond counsel) and other support for the information contained in such Disclosure Materials as the Remarketing Agent or its counsel shall have reasonably requested pursuant to Section 2(b) hereof; and

                        (ii) the representations and warranties of the Borrower
            contained herein shall be true and correct in all material respects on and as if made on any date on which the Bonds are to be remarketed.

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                  7. Indemnification; Contribution.

                     (a) To the extent permitted by applicable law, the Borrower will indemnify and hold harmless the Remarketing Agent and each director, officer and employee of the Remarketing Agent and each person who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act of 1933, as amended (such Act being herein called the "Securities Act", and any such person being herein sometimes called an "Indemnified Party"), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject under any statute or at law or in equity or otherwise, and shall reimburse any such Indemnified Party for any legal or other expenses incurred by it in connection with investigating any claims against it and defending any actions, but only to the extent that such losses, claims, damages, liabilities or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained under the caption "THE BORROWER" or describing the operation and affairs of the Borrower in any Disclosure Materials or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; or (ii) an allegation or determination that registration under the Securities Act was required in connection with the offering or sale of the Bonds or the Indenture should have been qualified under the Trust Indenture Act of 1939, as amended.

                     (b) If any action or claim shall be brought or asserted against an Indemnified Party in respect of which indemnity may be sought from the Borrower, such Indemnified Party shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the employment thereof has been specifically authorized by the Borrower in writing; (ii) the Borrower has failed to assume promptly the defense and employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Borrower, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense of such action on behalf of such Indemnified Party), in any of which events the fees and expenses of such counsel shall be borne by the Borrower. The Borrower shall not be liable for any settlement of any such action or claim effected without its consent (which consent shall not be unreasonably withheld), but if settled with its consent or if there is a final judgment for the plaintiff in any such action, the Borrower will indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The indemnity provided in this Section includes reimbursement for expenses incurred by the Indemnified Party in investigating the claim and in defending it in accordance with this Section.


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                     (c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraphs (a) and
(b) of this Section is due in accordance with its terms but is for any reason unavailable or insufficient, the Borrower shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) to which the Remarketing Agent may be subject in such proportion so that the Borrower bears them in a portion that considers the benefits received from the remarketing of the Bonds, the Borrower's knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct or prevent any statement or omission and any other equitable considerations appropriate under the circumstances; and no person (including the Remarketing Agent) guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act shall have the same rights as the Remarketing Agent. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph
(c), notify the Borrower, but the omission so to notify the Borrower shall not relieve the Borrower from any other obligation it may have hereunder.

                     (d) The agreements contained in this Section 7 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Indemnified Party or delivery of the Bonds.

                  8. Notices. All notices under this Agreement shall be in writing and mailed, delivered or transmitted to:

                           The Remarketing Agent:

                                 CoreStates Capital Markets, a division of
                                  CoreStates Bank, N.A.
                                 600 Penn Street, Second Floor
                                 Reading, PA   19602
                                 Attention: Municipal Syndicate Desk
                                 Telecopier No.: (610) 655-0934


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


                           The Borrower:

                                Neose Technologies, Inc.
                                102 Witmer Road
                                Horsham, PA 19044
                                Attention:  President
                                Telecopier: (215) 441-5896

                           With a copy to:

                                Ballard Spahr Andrews & Ingersoll
                                1735 Market Street
                                Philadelphia, PA  19103
                                Attention: Lynn Axelroth, Esquire
                                Telecopier: (215) 864-8999


Any party may, by notice given under this Agreement, designate another address to which notices hereunder shall be directed. The Remarketing Agent shall accept delivery of Bonds from the Trustee at the notice address.

                  9. Remarketing Agent's Liabilities. The Remarketing Agent shall incur no liability to the Borrower, the Issuer or any other party by its actions as Remarketing Agent, except for gross negligence, willful misconduct or breach of the terms of this Agreement.

                  10. Ownership of Bonds by Remarketing Agent. CoreStates Capital Markets, a division of CoreStates Bank, N.A., in its individual capacity, either as principal or agent, may buy, sell, own and hold the Bonds, and may join in any action which any Holder may be entitled to take with like effect as if it did not act as Remarketing Agent hereunder. CoreStates Capital Markets, a division of CoreStates Bank, N.A. or any entity with which it is affiliated, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Borrower and may also act as Trustee, the Participating Bank and/or issuer of the Letter of Credit as freely as if CoreStates Capital Markets, a division of CoreStates Bank, N.A., did not act as Remarketing Agent hereunder.

                  11. Intention of Parties. It is the express intention of the parties hereto that no purchase, sale or transfer of any Bonds, as herein provided, shall constitute or be construed to be the extinguishment of any Bond or the indebtedness represented thereby or the reissuance of any Bond or the refunding of any indebtedness represented thereby.

                  12. Miscellaneous.

                     (a) The rights and obligations of the respective parties hereto may not be assigned or delegated to any other person without the consent of the other parties hereto,

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except that the Remarketing Agent may assign its rights and obligations hereunder to an affiliate of the Remarketing Agent. This Agreement will inure to the benefit of and be binding upon the Borrower and the Remarketing Agent and their respective successors and assigns, and, except as expressly set forth herein, will not confer any rights upon any other person.

                     (b) All of the representations, warranties, covenants and agreements of the Borrower and the Remarketing Agent in this Agreement shall remain operative and in full force and effect, regardless of: (i) any investigation made by or on behalf of the Remarketing Agent or the Borrower; or
(ii) delivery of and payment for any Bonds hereunder.

                     (c) Section headings have been inserted in this Agreement as a matter of convenience of reference only, are not a part of this Agreement and shall not be used in the interpretation of any provisions of this Agreement.

                     (d) If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions, because it conflicts with any provision of any constitution, statute or rule of public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatever.

                     (e) This Agreement may be executed in several counterparts each of which shall be regarded as an original and all of which shall constitute one and the same document.

                     (f) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                     (g) By executing this Agreement in the respective places provided below, the Remarketing Agent and the Borrower agree to be legally bound by the provisions of this Agreement.


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




                                             Very truly yours,

                                             CORESTATES CAPITAL MARKETS, A
                                             DIVISION OF CORESTATES BANK, N.A.,


                                             By: /s/ Angel Helm
                                                 -------------------------------
                                                 Senior Vice President


Accepted and agreed to as of the date first above written:

NEOSE TECHNOLOGIES, INC.


By: /s/ P. Sherrill Neff
    ---------------------------------
    P. Sherrill Neff, President

Attest: /s/ A. Brian Davis
        -----------------------------
        Secretary

(SEAL)


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